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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                 _______________

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): AUGUST 12, 1996 (AUGUST 6,
1996)



                              D/W BANKSHARES, INC.
- --------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)



    GEORGIA                         33-736564                    58-2079621
- --------------------------------------------------------------------------------
(State or other                 (Commission File              (I.R.S. Employer
jurisdiction of                      Number)                 Identification No.)
incorporation)


401 SOUTH THORNTON AVENUE, DALTON, GEORGIA                               30720
- --------------------------------------------------------------------------------
(Address of principal executive offices                               (Zip Code)



Registrant's telephone number, including area code:            (706) 226-1500
                                                   -----------------------------


                                 NOT APPLICABLE
- --------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

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ITEM 5.  OTHER EVENTS

     On August 6, 1996, D/W Bankshares, Inc. ("Registrant") announced that it had signed a letter of intent to merge with Colonial BancGroup, Inc. ("Colonial"). The proposed acquisition is subject to execution of a definitive agreement and appropriate corporate shareholder and regulatory approvals. Registrant's subsidiary, Dalton/Whitfield Bank & Trust, will be merged into Colonial's Georgia subsidiary, Colonial Bank, headquartered in Atlanta. Colonial will exchange common stock equal to $27.39 per share for Registrant's outstanding shares, and will assume Registrant's options and subordinated debentures based on the $27.39 price per share.

     Colonial is a multi-bank holding company headquartered in Montgomery, Alabama, with assets of $4.5 billion and 127 full-service offices in Alabama, Florida, Georgia and Tennessee.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c)  Exhibits

             99 News release dated August 6, 1996 regarding Registrant signing letter of intent with Colonial BancGroup, Inc.











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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   D/W BANKSHARES, INC.



                                   By:  /s/ CHARLES Y. ALLGOOD
                                        ----------------------------------------
                                        Charles Y. Allgood
                                        President and Chief Executive Officer


                                   Date: AUGUST 12, 1996
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